Exhibit 99.2

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Oasis Semiconductor, Inc.

Waltham, Massachusetts

We have audited the accompanying consolidated balance sheet of Oasis Semiconductor, Inc. as of December 31, 2004, and the related consolidated statements of income, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Oasis Semiconductor, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 15, the accompanying 2004 financial statements have been restated.

Deloitte & Touche LLP

September 6, 2005

(except for Note 15, as to

which the date is October 22, 2005)

OASIS SEMICONDUCTOR, INC.

CONSOLIDATED BALANCE SHEET

(In thousands, except share data)

December 31, 2004 (Restated, See Note 15)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$8,206
Accounts receivable (less allowance for doubtful accounts of $60)	3,790
Inventory—net	5,981
Prepaid expenses and other current assets	724

Total current assets	18,701

PROPERTY AND EQUIPMENT—Net	861

DEFERRED INCOME TAXES	1,570

TOTAL	$21,132

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$5,211
Accrued commission	228
Deferred rent	339
Other accrued expenses	543
Deferred revenue	728
Income taxes payable	444

Total current liabilities	7,493

DEFERRED REVENUE	1,813

Total liabilities	9,306

COMMITMENTS (Note 10)

STOCKHOLDERS’ EQUITY:
Series A Convertible Preferred Stock, $0.001 par value; 397,380 shares authorized, issued and outstanding; liquidation preference, $312,500
Series B Convertible Preferred Stock, $0.001 par value; 179,394 shares authorized, issued and outstanding; liquidation preference, $345,782
Series C Convertible Preferred Stock, $0.001 par value; 106,288 shares authorized, issued and outstanding; liquidation preference, $1,108,584
Series D Convertible Preferred Stock, $0.001 par value; 669,372 shares authorized; 608,520 shares issued and outstanding; liquidation preference, $1,500,000	1
Common stock, $0.001 par value; 60,000,000 shares authorized at 5,478,620 shares issued and 4,456,124 shares outstanding	5
Additional paid-in capital	11,896
Deferred stock-based compensation	(3,734)
Treasury stock, 1,022,496 shares, at cost	(2,000)
Retained earnings	5,658

Total stockholders’ equity	11,826

TOTAL	$21,132

See notes to consolidated financial statements.

OASIS SEMICONDUCTOR, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

Year Ended December 31, 2004
REVENUE	$41,620

COST OF REVENUE	(21,794)

GROSS PROFIT	19,826

OPERATING EXPENSES:
Research and development	9,522
Selling, general, and administrative	7,069

Total operating expenses	16,591

INCOME FROM OPERATIONS	3,235

INTEREST INCOME—Net	79

INCOME BEFORE INCOME TAXES	3,314

PROVISION FOR INCOME TAXES	1,515

NET INCOME	$1,799

See notes to consolidated financial statements.

OASIS SEMICONDUCTOR, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2004 (In thousands, except share data)

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Series C Convertible Preferred Stock		Series D Convertible Preferred Stock		Common Stock
	Number of Shares	$.001 Par Value	Number of Shares	$.001 Par Value	Number of Shares	$.001 Par Value	Number of Shares	$.001 Par Value	Number of Shares	$.001 Par Value	Additional Paid-In Capital	Deferred Stock-Based Compensation	Treasury Stock	Retained Earnings	Total Stockholders’ Equity
BALANCE—January 1, 2004	397,380	$—	179,394	$—	106,288	$—	608,520	$1	5,374,140	$5	$8,751	$(1,454)	$(2,000)	$3,859	$9,162

Exercise of stock options									104,480		75				75

Deferred stock-based compensation recorded in conjunction with stock options issued to nonemployees											(699)	699			—
Deferred stock-based compensation recorded in conjunction with stock options granted to employees at prices below fair market value											3,769	(3,769)			—
Amortization of deferred stock-based compensation												1,243			1,243
Adjustment to deferred stock-based compensation due to changes in the fair value of the Company’s common stock												(453)			(453)
Net income														1,799	1,799

BALANCE—December 31, 2004	397,380	$—	179,394	$—	106,288	$—	608,520	$1	5,478,620	$5	$11,896	$(3,734)	$(2,000)	$5,658	$11,826
Amortization of deferred stock-based compensation												643			643
Net income														2,179	2,179

BALANCE—June 30, 2005 (unaudited)	397,380	$—	179,394	$—	106,288	$—	608,520	$1	5,478,620	$5	$11,896	$(3,091)	$(2,000)	$7,837	$14,648

See notes to consolidated financial statements.

OASIS SEMICONDUCTOR, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

Year Ended December 31, 2004 (Restated, See Note 15)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,799
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	362
Stock-based compensation	790
Provision for doubtful accounts	30
Provision for inventory obsolescence	116
Deferred income taxes	(1,022)
Changes in assets and liabilities:
Accounts receivable	(166)
Inventory	(4,278)
Prepaid expenses and other current assets	(473)
Accounts payable	2,767
Accrued commission	53
Deferred rent	192
Other accrued expenses	319
Deferred revenue	1,287
Income taxes payable	(752)

Net cash provided by operating activities	1,024

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(531)
Decrease in restricted cash	1,302

Net cash provided by investing activities	771

CASH FLOWS FROM FINANCING ACTIVITIES—
Proceeds from exercise of employee stock options	75

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,870

CASH AND CASH EQUIVALENTS—Beginning of period	6,336

CASH AND CASH EQUIVALENTS—End of period	$8,206

CASH PAID FOR INCOME TAXES	$3,289

See notes to consolidated financial statements.

OASIS SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2004 (RESTATED)

1.	ORGANIZATION

Oasis Semiconductor, Inc. (the “Company”), a Delaware corporation, was incorporated on November 7, 1995. The Company is a fabless semiconductor company that designs, develops, and markets proprietary, mixed-signal system controller solutions for All-In-One peripheral devices. The Company is headquartered in Waltham, Massachusetts.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements reflect the application of certain accounting policies described below and elsewhere in the notes to the financial statements. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All material intercompany transactions and balances have been eliminated.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue, cost, and expenses during the reporting periods. Actual results could differ from those estimated or assumed. The more significant estimates reflected in these financial statements include the allowance for doubtful accounts and the valuation of the fair value of the Company’s common stock.

Revenue Recognition—Revenues consist of product sales and nonrecurring engineering fees. Revenues from product sales are recognized upon shipment, provided title is transferred, prices are fixed, and collection is reasonably assured. Revenues from nonrecurring engineering fees are deferred until commercial shipments of related application-specific standard product integrated circuits (“ASSPs”) have begun. Revenues are then recognized pro rata over the expected life of the product application, typically 18 to 24 months. Revenue from nonrecurring engineering fees totaled approximately $2,617,000 for the year ended December 31, 2004.

Cost of Revenue—Cost of revenue consists primarily of the costs of silicon wafers, and also includes costs associated with assembly, testing, and shipping of the Company’s integrated circuits, costs of personnel and equipment associated with manufacturing support and quality assurance, and occupancy costs.

Product Warranties—The Company provides warranties on certain products and records charges for warranty-related costs which are reflected in the statements of income as a cost of revenue. To date, the Company has not experienced significant warranty costs.

Shipping and Handling Costs—Costs of shipping and handling for delivery of the Company’s products that are reimbursed by its customers are recorded as revenue in the statements of income. Shipping and handling costs are charged to cost of revenue as incurred.

Research and Development—Costs for research and development of the Company’s products are expensed as incurred.

Advertising Costs—Advertising costs are expensed as incurred and are included in selling, general and administrative expenses. Total advertising and promotional expenses were not significant for the year ended December 31, 2004.

OASIS SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounting for Stock-Based Compensation—Employee stock awards under the Company’s compensation plans are accounted for using the intrinsic method permitted by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, Financial Accounting Standards Board (“FASB”) Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25, Emerging Issues Task Force Issue (“EITF”) No. 00-23, Issues Related to the Accounting for Stock Compensation Under APB Opinion No. 25 and FASB Interpretation No. (“FIN”) 44, and other related interpretations. The Company accounts for equity awards issued to nonemployees using the fair value method prescribed by the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services, and other related interpretations (See “Recent Accounting Pronouncements” for a description of future changes to the Company’s accounting methods).

The following table illustrates the effect on net income as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation (in thousands, except per-share data):

Year Ended December 31, 2004
Net income—as reported	$1,799
Add stock-based employee compensation expense included in reported net income	790
Deduct stock-based employee compensation expense determined under the fair-value-based method for all employee awards	(1,972)

Pro forma net income	$617

The fair value of stock options granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

Year Ended December 31, 2004
Risk-free interest rates	3.36%–3.85%
Expected lives	5 years
Dividend yield	0%
Expected volatility	60%

The Company determined the expected volatility from other fabless semiconductor companies with publicly traded securities.

Income Taxes—The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the

OASIS SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Comprehensive Income—Comprehensive income includes all changes in stockholders’ equity during a period from nonowner sources. For the year ended December 31, 2004, there were no differences between the Company’s reported net income and its comprehensive income.

Treasury Stock—The Company has repurchased shares of its common stock which have been held as treasury stock. The Company accounts for treasury stock under the cost method. Upon the retirement of treasury stock shares, the par value and any related additional paid-in capital are removed from the accounts. As of December 31, 2004, no shares of treasury stock have been retired by the Company.

Fair Value of Financial Instruments—The carrying amount of the Company’s financial instruments, which includes cash equivalents, accounts receivable, accounts payable, and accrued expenses, approximates their fair values.

Cash and Cash Equivalents—Cash equivalents consist of short-term, highly liquid investments with remaining maturity dates of 90 days or less when purchased. Cash equivalents are carried at cost, which approximates their fair market value. The Company is exposed to credit risk in the event of default by the financial institutions and issuers of the investments. The Company maintains cash and cash equivalent balances in highly-rated financial institutions and has not experienced any material losses relating to any cash or cash equivalents.

Restricted Cash—The Company had approximately $0 and $1,302,000 of deposits at December 31, 2004 and 2003, respectively, used to back standby letters of credit (Note 5).

Risks and Uncertainties and Concentrations of Credit Risk—The Company’s operating results are dependent on its ability to market and develop products. The inability of the Company to successfully develop and market its products as a result of competition or other factors would have a material adverse affect on the Company’s business, financial condition, and results of operations.

Substantially all of the Company’s products are manufactured by two companies for sale to a limited number of contract manufacturers. The Company’s products are incorporated by the contract manufacturer into products sold to brand name companies. The Company does not have long-term agreements with either of these suppliers. A manufacturing disruption experienced by one or more of these manufacturing entities would impact the production of the Company’s products for a substantial period of time, which could have a material adverse effect on its business, financial condition, and results of operations. The Company’s customers are predominantly in Asia.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents, and trade receivables. The Company performs ongoing credit evaluations of its customers. The Company maintains allowances for credit losses that, in the aggregate, have not exceeded management’s expectations. The Company’s allowance for doubtful accounts had the following activity (in thousands):

	Balance at Beginning of Period	Charged to Income	Other Deductions	Balance at End of Period
Year Ended December 31, 2004	$30	$30	$—	$60

The following provides information regarding the Company’s significant customers:

OASIS SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Customer	Customers That Accounted for Greater than 10% of Accounts Receivable—Net As of December 31, 2004	Customers That Accounted for Greater Than 10% of Revenue for the Year Ended December 31, 2004
A	31%	23%
B	49	49

Inventory—The Company carries its inventory at the lower of cost (using the specific-identification method) or market.

Property and Equipment—Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. The Company reviews its property and equipment whenever events or changes in circumstances indicate that the carrying value of certain assets might not be recoverable and recognizes an impairment loss when it is probable that the estimated cash flows are less than the carrying value of the assets. Repairs and maintenance costs are expensed as incurred. Upon disposal of assets, related accumulated depreciation and amortization is removed from the accounts and any related gain or loss is included in income.

Deferred rent—Deferred rent consists of step rents related to the Company’s operating leases for its facilities. Step rent represents the difference between actual operating lease payments due and straight-line rent expense, which is recorded by the Company over the term of the lease. The amount of the difference is recorded as a deferred credit in the early periods of the lease, when cash payments are generally lower than straight-line rent expense, and is reduced in the later periods of the lease when payments begin to exceed the straight-line expense.

Obligations Under Guarantees—The Company has identified the guarantees described below as disclosable in accordance with FIN 45, Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.

As permitted under Delaware law, the Company’s certificate of incorporation provides that the Company indemnify its officers and directors for certain events or occurrences that happen by reason of the fact that the officer or director is, was, or has agreed to serve as, an officer or director of the Company. The term of the indemnification period is for the officer’s or director’s lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited.

The Company leases office space under a noncancelable operating lease (see Note 11). The Company has standard indemnification arrangements under this lease that require it to indemnify the landlord against losses, liabilities, and claims incurred in connection with the premises covered by the Company’s lease, its use of the premises, property damage or personal injury, and breach of the agreement.

As of December 31, 2004, the Company had not accrued a liability for any guarantee identified above because the likelihood of incurring a payment obligation under these guarantees was remote.

Recent Accounting Pronouncements—In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment. This Statement is a revision of SFAS No. 123 and supersedes APB Opinion No. 25 and its related implementation guidance. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Statement requires entities to recognize stock compensation expense for awards of equity instruments to employees based on the grant-date fair value of those awards (with limited exceptions). SFAS No. 123R is effective for the Company in 2006. The Company has not completed its evaluation of SFAS 123R and the impact it will have on the financial statements.

OASIS SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	INVENTORY (Restated)

Inventory consists of the following at December 31, 2004 (in thousands):

Work in process	$3,685
Finished goods	2,296

Total	$5,981

During the second half of 2004, the Company increased certain work in process inventory quantities in anticipation of orders which subsequently did not materialize. At December 31, 2004, the Company has established a reserve of approximately $116,000 for any potential excess inventory.

4.	PROPERTY AND EQUIPMENT

Property and equipment is composed of the following (in thousands):

	Estimated Useful Lives (in Years)	December 31 2004
Computers	3	$622
Furniture and fixtures	5	198
Licensed software	3	792
Leasehold improvements	Lease term	72

		1,684
Less accumulated depreciation and amortization		(823)

		$861

OASIS SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Depreciation and amortization expense for the year ended December 31, 2004 was approximately $362,000.

5.	CREDIT FACILITY

In April 2004, the Company entered into a working capital line of credit under which the Company is allowed to borrow up to $3,000,000 for general working capital needs, based on a percentage of eligible accounts receivable, reduced by the amount of any outstanding standby letters of credit. Any borrowings are secured by all existing and future security agreements, and the Company grants the bank a security interest and lien in any deposit account with the bank. As of December 31, 2004, the Company had two standby letters of credit outstanding aggregating approximately $1,302,000. Therefore, total available borrowings under the line of credit would be reduced by approximately $1,302,000 at December 31, 2004. As of December 31, 2004, no borrowings were outstanding under the line of credit.

6.	COMMON STOCK

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. Common stockholders are entitled to receive dividends only when and if declared by the Board of Directors, subject to the preferential dividend rights of the holders of the Convertible Preferred Stock.

7.	CONVERTIBLE PREFERRED STOCK

In December 1997, the Company exchanged 397,380 shares of Series A Convertible Preferred Stock (“Series A”) in exchange for shares of common stock, which were issued for $312,000 in cash. In December 1997 and April 1998, the Company sold 188,060 shares of Series B Convertible Preferred Stock (“Series B”) for $725,000 in cash. In June 2002, 8,666 shares of Series B converted to common stock, which was repurchased by the Company, and recorded as treasury stock. In May 1999, the Company sold 106,288 shares of Series C Convertible Preferred Stock (“Series C”) in exchange for $1,109,000 in cash. In July 2001, the Company sold 608,520 shares of Series D Convertible Preferred Stock (“Series D”) in exchange for $1,500,000 in cash. Together the Series A, B, C, and D (collectively, the “Preferred Stock”) have the following characteristics:

Voting—The holders of the Preferred Stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each holder of Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which each share of Preferred Stock is convertible at the time of such vote. Holders of the various series of Preferred Stock also have the right to vote as a class on various matters specified in the Company’s certificate of incorporation.

Dividends—The holders of Preferred Stock are entitled to receive, when and if declared by the Board of Directors and out of funds legally available, noncumulative dividends at a rate per share based upon a percent of the issue price as declared by the Board of Directors. Any dividends will be paid pro rata with the dividends to holders of common stock. Through December 31, 2004, no dividends have been declared or paid.

Liquidation Rights—In the event of any liquidation, dissolution or winding-up of the affairs of the Company, the holders of the then-outstanding Series A, B, C, and D shall receive, for each share, an amount equal to the sum of $0.7864, $1.9275, $10.43, and $2.465 per share of Series A, B, C, and D, respectively, plus all declared but unpaid dividends, payable in preference and priority to any payments made to the holders of the then-outstanding common stock.

OASIS SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Conversion—Each share of Preferred Stock, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing the respective Preferred Stock issue price by the conversion price in effect at the time of conversion. At December 31, 2004, the conversion price of Series A, B, C, and D is $0.07864, $0.19275, $1.043, and $2.465, respectively, adjusted in accordance with antidilution provisions contained in the Company’s certificate of incorporation. The Series A, B, and C conversion prices reflect a 10-for-1 stock split, effective September 1999. Conversion is automatic immediately upon the closing of a firm commitment, underwritten, public offering in which the aggregate proceeds raised exceed $25,000,000. As of December 31, 2004, the Company has reserved 7,439,140 shares of common stock upon conversion of the Preferred Stock.

8.	STOCK OPTION PLANS

As of December 31, 2004, the Company had authorized 1,000,000, 4,452,996 and 3,000,000 shares of common stock for issuance under the Company’s 1995 Stock Option Plan, 1997 Stock Option Plan and the 2004 Stock Incentive Plan (collectively, the “Plans”), respectively. Under the Plans, incentive stock options may be granted to employees and nonstatutory stock options may be granted to nonemployees, directors or consultants with exercise prices determined by the Board of Directors based on the estimated fair market value of the Company’s common stock at the date of grant. The fair market value of the Company’s common stock has been determined by the Board of Directors based on a variety of factors, including the Company’s financial position, the status of technological developments within the Company, the composition and ability of the current engineering and management team, an evaluation of the Company’s competition, the current climate in the marketplace, the illiquid nature of the common stock, sales and purchases of preferred and common stock, the preferences of the Company’s Preferred Stock and the prospects of a liquidity event, among others. Generally, options vest over a four-year period (25%, at end of the first year from date of grant, and the remaining shares ratably, over the next 36 months) and are exercisable for a period of ten years from the date of grant.

Option activity under the Plans is as follows:

	Number of Shares	Exercise Price	Weighted Average Exercise Price
Outstanding—January 1, 2004	3,120,040	$0.0026–3.95	$1.53
Options granted	705,000	3.95–11.00	5.16
Options exercised	(82,250)	0.65–0.75	0.71
Options forfeited	(44,000)	3.95–6.82	4.63

Outstanding—December 31, 2004	3,698,790	$0.0026–$11.00	$2.03

The weighted-average fair value of options granted during the years ended December 31, 2004 was $10.50.

As of December 31, 2004, a total of 3,428,176 stock options were available for future grant and a total of 3,698,790 shares of common stock were reserved for issuance upon exercise of the stock options under the Plans.

OASIS SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$0.0026–$ 2.09	2,643,290	5.98	$1.35	2,106,731	$1.18
2.10–2.99	50,000	7.26	2.38	34,375	2.38
3.00–11.00	1,005,500	8.92	9.28	263,939	8.80

	3,698,790	7.25	$3.52	2,405,045	$2.03

In December 2002, the Company issued an option to a non-employee to purchase 75,000 shares of common stock in consideration for services to be rendered in the future. The option vested over a period of two years. In March 2003, the Company issued an option to a non-employee to purchase 30,000 shares of common stock in consideration for services to be rendered in the future (the “2003 Option”). The 2003 Option vests through December 2006. In connection with the grants, the Company recorded initial deferred stock-based compensation for these transactions based on the fair value of the stock options in accordance with SFAS No. 123, which was approximately $84,000 in December 2002 and approximately $109,000 in March 2003, respectively. Pursuant to EITF Issue No. 96-18, the Company must periodically remeasure the fair value of the unvested stock portion of the stock option through the earlier of a performance commitment or performance completion, as defined in EITF Issue No. 96-18. The remeasurement of the fair value resulted in an additional amount recorded to deferred stock-based compensation of approximately $794,000 during 2003. The remeasurement of the fair value for the year ended December 31, 2004 resulted in a credit of the amount recorded to deferred stock-based compensation of approximately $699,000 during 2004. For the year ended December 31, 2004, the Company recorded a credit to stock-based compensation of approximately $453,000 for these stock option awards.

In December 1998, the Company issued stock options, separate from the Plans, to purchase 296,270 shares of common stock in connection with the Series B financing. The stock options have an exercise price of $0.13 per share, were immediately exercisable, and expire ten years from the date of issuance. As of December 31, 2004, none of these stock options had been exercised. The Company has reserved 296,270 shares of common stock for issuance upon exercise of these options.

In May 1999, the Company issued stock options, separate from the Plans, to purchase 98,560 shares of common stock in connection with the Series C financing. The stock options were granted with an exercise price of $0.75 per share, were immediately exercisable, and expire ten years from the date of issuance. During 2004, 22,230 of these stock options had been exercised and 76,330 remain outstanding at December 31, 2004. At December 31, 2004 the Company has reserved 76,330 shares of common stock for issuance upon exercise of these options.

In 2003, the Company granted options to purchase 354,500 shares of common stock at exercise prices below fair value. As a result, the Company recorded deferred stock–based compensation of $1,284,000 based on the intrinsic value of the options as of the grant date. Based on the vesting period of the options, stock-based compensation of $321,000 was recognized during the year ended December 31, 2004.

In 2004, the Company granted options to purchase 581,000 shares of common stock at exercise prices below fair value. As a result, the Company recorded deferred stock–based compensation of $3,769,000 based on the intrinsic value of the options as of the grant date. Based on the vesting period of the options, stock-based compensation of $922,000 was recognized during the year ended December 31, 2004.

In April 2004, the shareholders approved the 2004 Director Stock Plan (the “Director Plan”), under which the Company’s non-employee directors are eligible to receive nonstatutory options to purchase shares of the Company’s common stock. A total of 250,000 shares of the Company’s common stock may be issued upon the exercise of options granted under the Directors Plan. Options granted under the Director Plan are immediately exercisable. During 2004, a

OASIS SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

total of 20,000 options to purchase common stock were granted to four non-employee members of the Company’s Board of Directors at an exercise price of $11.00. All 20,000 of these options to purchase common stock are exercisable at December 31, 2004. The Company has reserved 250,000 shares of common stock for issuance upon exercise of these options.

9.	INCOME TAXES

The provision for income taxes consists of the following for the year ended December 31, 2004 (in thousands):

Current:
Federal	$1,981
State	556

Total current	2,537

Deferred:
Federal	(777)
State	(245)

Total deferred	(1,022)

Total	$1,515

The Company’s effective income tax rate differs from the statutory rate principally due to compensation expense recorded in the accompanying financial statements which is not deductible for tax purposes offset by approximately $231,000 of tax credits. The significant items resulting in net deferred tax assets consist of deferred revenue, inventory reserves and research and development credit carry forwards. The Company has provided reserves aggregating $590,000 for certain tax matters which it believes could result in additional tax being due. Any additional assessment or reduction of these contingent liabilities will be reflected in the Company’s effective tax rate in the period when an audit is completed.

10.	COMMITMENTS

The Company leases office space and licensed software under noncancelable operating leases. Total rent expense under these operating leases was approximately $703,000 for the year ended December 31, 2004. During the year ended December 31, 2004, the Company earned approximately $190,000 in rental income from office space subleased to a third party. The sublease provides the Company with noncancelable monthly rental payments through March 2005.

OASIS SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Future minimum lease payments under the noncancelable operating leases as of December 31, 2004, are as follows (in thousands):

Years Ending December 31	Amount
2005	$1,033
2006	870
2007	895
2008	611

3,409
Less sublease rental income	(45)

Operating lease obligation – net of sublease rental income	$3,364

11.	EMPLOYEE BENEFIT PLAN

The Company has a defined contribution plan (the “401(k) Plan”) which is qualified under Section 401(k) of the Internal Revenue Code. Eligible employees may make voluntary contributions to the 401(k) Plan, not to exceed the statutory amount, and the Company may make matching contributions. The Company made contributions to the 401(k) Plan for the year ended December 31, 2004 of approximately $140,000.

12.	OPERATING SEGMENTS AND GEOGRAPHIC INFORMATION

The Company operates in a single segment, and the Company’s chief operating decision-maker, who is the president, uses measurements aggregated at the entity-wide level to manage the business. As of December 31, 2004, 100% of the Company’s long-lived assets are in the United States of America.

The following table summarizes the percentages of revenue by the customers’ geographic regions for the year ended December 31, 2004:

China	77%
Japan	6
Taiwan	12
U.S.	1
Other	4

Total sales	100%

OASIS SEMICONDUCTOR, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.	INITIAL PUBLIC OFFERING FILING AND WITHDRAWAL

In early 2004, the Company’s Board of Directors approved a motion for the Company to pursue an initial public offering (IPO) of its common stock. The Company subsequently filed a registration statement on Form S-1 with the Securities and Exchange Commission (SEC) on March 19, 2004. However, on December 17, 2004, due to market conditions, the Company filed a request with the SEC to voluntarily withdraw its registration statement. The Company charged approximately $847,000 to selling, general and administrative expenses during the fourth quarter of 2004 for the costs related to filing the registration statement.

14.	SUBSEQUENT EVENTS

During March 2005, the Company entered into an agreement with its landlord to amend the existing lease to include an additional 54,000 square feet of office space. In addition, the Company and the third party entered into an amendment to the existing sublease agreement which will provide the Company with additional, noncancelable monthly rental payments through September 2007.

On September 6, 2005, the Company’s shareholders agreed to sell the Company to SigmaTel, Inc. for an initial cash payment of $57,000,000. Further, the Company’s shareholders are entitled to additional contingent consideration up to $25,000,000 in the event that certain financial targets are achieved during 2006. Prior to the closing of the sale on September 6, 2005, the Company paid dividends of approximately $10.4 million to Company stockholders.

15.	RESTATEMENT

Subsequent to the issuance of the Company’s December 31, 2004 financial statements, the Company determined that work in process inventory and accounts payable were each understated by $915,000. In addition, the Company determined that an inventory adjustment relating to the write-off of production yield losses aggregating $808,000 had been reported as a provision for inventory obsolescence in the 2004 statement of cash flows. The accompanying financial statements have been restated to reflect the correction of these errors. The significant effects are as follow:

(In thousands)	As Previously Reported	As Restated
Balance Sheet as of December 31, 2004:
Inventory—net	$5,066	$5,981
Current assets	17,786	18,701
Total assets	20,217	21,132
Accounts payable	4,296	5,211
Current liabilities	6,578	7,493
Total liabilities	8,391	9,306
Total liabilities and stockholders’ equity	20,217	21,132
Statement of Cash Flows for the Year Ended December 31, 2004:
Provision for inventory obsolescence	924	116
Change in inventory	(5,086)	(4,278)

The Company also restated the Note 3 disclosures as a result of the matters discussed above.

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